Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three months and year ended December 31, 2025 and Declares Quarterly Dividend

Morrisville, VT January 21, 2026 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months and year ended December 31, 2025 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended December 31, 2025 was $2.7 million, or $0.60 per share, compared to $3.0 million, or $0.67 per share, for the same period in 2024 and $11.1 million, or $2.43 per share for the year ended December 31, 2025 compared to $8.8 million, or $1.94 per share for the same period in 2024. Earnings for the three months and year ended December 31, 2024 were reduced by the impact of the strategic balance sheet repositioning whereby the Company's wholly-owned subsidiary, Union Bank, executed the sale of $38.8 million in book value of its lower-yielding available-for-sale debt securities for a pre-tax realized loss of $1.3 million, which was recorded in the third quarter of 2024.

Balance Sheet
Total assets reached $1.62 billion as of December 31, 2025 from $1.52 billion as of December 31, 2024 representing growth of $88.8 million, or 5.8%. The increase was driven primarily by the securities and loan portfolios. Investment securities increased to $328.3 million as of December 31, 2025 compared to $252.3 million as of December 31, 2024, an increase of $76.0 million, or 30.1% due to a strategic decision to pre-invest future cash flows from the portfolio during the fourth quarter of 2025. Total loan growth was modest in 2025 at $17.9 million, or 1.5%, with outstanding balances of $1.2 billion as of December 31, 2025. Sales of qualifying mortgage loans impacted loan growth for 2025. Loan sales were $143.5 million for the year ended December 31, 2025 compared to $113.5 million for the year ended December 31, 2024.
The allowance for credit losses on loans increased 9.5%, to $8.4 million as of December 31, 2025 compared to $7.7 million as of December 31, 2024. Asset quality remains strong and management continues to assess credit risk exposure and adjusts reserves as needed. Management believes the current credit loss expense is appropriate given the composition and performance of the loan portfolio, and continues to monitor macroeconomic indicators that may impact borrower behavior and repayment capacity.
Total deposits were $1.21 billion as of December 31, 2025 compared to $1.17 billion as of December 31, 2024, and included purchased brokered deposits of $10.2 million as of December 31, 2025 and no purchased deposits as of December 31, 2024. Borrowed funds consisted of Federal Home Loan Bank advances of $286.5 million as of December 31, 2025 compared to $259.7 million as of December 31, 2024.
Stockholders' equity strengthened with book value per share increasing 19.7% to $17.53 as of December 31, 2025 compared to $14.65 as of December 31, 2024. Retained earnings increased 4.9% to $96.2 million, and additional paid-in capital grew 52.0% to $4.6 million. These increases are due in part to sales of common stock in accordance with the equity distribution agreement previously announced on May 20, 2025. Through December 31, 2025, 56,260 shares of the Company's stock have been sold resulting in net proceeds, after expenses, of $1.2 million. Accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities as of December 31, 2025 was $25.9 million compared to $34.0 million as of December 31, 2024 which also contributed to the improvement in book value per share.

Income Statement
Consolidated net income was $2.7 million for the three months ended December 31, 2025, compared to $3.0 million for the same period in 2024. The decrease in net income was attributable to an increase of $1.4 million in noninterest expenses, partially offset by increases of $706 thousand in net interest income and $127 thousand in noninterest income, and a decrease of $342 thousand in credit loss expense.
Consolidated net income was $11.1 million for the year ended December 31, 2025 compared to $8.8 million for the year ended December 31, 2024, an increase of $2.3 million, or 26.5%. As mentioned above, earnings for 2024 were reduced by a pre-tax loss of $1.3 million on the sale of bonds to strategically reposition the balance sheet to improve earnings in future periods.

Interest income was $75.8 million for the year ended December 31, 2025 compared to $68.0 million for the year ended December 31, 2024, an increase of $7.8 million, or 11.5%. The increase is attributable to a larger earning asset base and higher interest rates on those assets. Interest expense increased $3.2 million, or 10.7%, to $32.8 million for the year ended December 31, 2025 compared to $29.6 million for the year ended December 31, 2024. The increase is primarily due to increases in volume for customer deposits and borrowed funds and to a lesser extent an increase in average rates paid on these funding sources. These changes resulted in improvement in net interest income of $4.7 million, or 12.1% for the comparison periods.

Credit loss expense of $774 thousand was recorded for the year ended December 31, 2025 compared to $930 thousand for the year ended December 31, 2024. The reduction in credit loss expense during the comparison periods was primarily related to the size and mix of the loan portfolio at both December 31, 2025 and December 31, 2024.
Noninterest income was $11.5 million for the year ended December 31, 2025 compared to $11.0 million, excluding the bond sale mentioned above, for the year ended December 31, 2024. The sales of qualifying residential mortgages resulted in net gains of $2.1 million for 2025 compared to net gains of $1.7 million from 2024 sales.

Noninterest expenses increased $3.7 million, or 9.7%, to $41.7 million for the year ended December 31, 2025 compared to $38.0 million for the year ended December 31, 2024. The increase during the comparison periods was due to increases of $1.8 million in salaries and wages, $763 thousand in employee benefits, $141 thousand in occupancy expenses, $389 thousand in equipment expenses, and $606 thousand in other expenses. Income tax expense was $928 thousand for the year ended December 31, 2025, an increase of $559 thousand compared to $369 thousand for the year ended December 31, 2024.

David S. Silverman, President & CEO, commented: "Our 2025 results reflect the strength of our core business and our disciplined approach to managing growth in a dynamic environment. By maintaining a strong credit culture, investing thoughtfully in our balance sheet, and staying focussed on the needs of our customers and communities, we continue to build sustainable momentum heading into 2026. "

Dividend Declared
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable February 5, 2026 to shareholders of record as of January 31, 2026.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 18 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.